EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-161804) and related Prospectus of Alexza Pharmaceuticals, Inc. for the registration of 15,000,000 shares of its common stock and to the incorporation by reference therein of our reports (a) dated March 9, 2009 (except for Note 2 and the retrospective presentation and disclosure revisions summarized in Note 3 and Note 9, as to which the date is September 8, 2009), with respect to the consolidated financial statements of Alexza Pharmaceuticals, Inc. included in its Current Report on Form 8-K dated September 9, 2009, and (b) dated March 9, 2009, with respect to the effectiveness of internal control over financial reporting of Alexza Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2008, both filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Palo Alto, California
October  14, 2009